Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR
MOLDFLOW CORPORATION
     The unaudited pro forma condensed consolidated financial statements listed below reflect the estimated pro forma effect of Moldflow Corporation’s (the “Company”) sale of substantially all of the assets of its Manufacturing Solutions (“MS”) division, as follows:
•	Unaudited pro forma condensed consolidated balance sheet as of March 31, 2007, giving effect to the sale of MS as if it occurred on March 31, 2007,

•	Unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2007, giving effect to the sale of MS as if it occurred on July 1, 2005, and

•	Unaudited pro forma condensed consolidated statement of operations for the fiscal year ended June 30, 2006, giving effect to the sale of MS as if it occurred on July 1, 2005.
     These unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of the Company after giving effect to specific assumptions and adjustments related to the sale of the MS division. These specific assumptions and adjustments underlying the pro forma adjustments are described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Quarterly Reports on Form 10-Q for the periods ended September 30, 2006, December 31, 2006 and March 31, 2007 and its Annual Report on Form 10-K for the year ended June 30, 2006.
     The unaudited pro forma condensed consolidated financial statements listed above are for informational purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the sale of the MS division been consummated on the dates indicated or of the Company’s results of operations or financial position in the future. The unaudited pro forma condensed balance sheet includes an estimated loss on the sale of the MS division of $959,000 net of taxes.
     In its Form 10-Q for the period ending March 31, 2007, the Company reported the results of operations and financial position of the MS division as discontinued operations within its unaudited condensed consolidated financial statements. Subsequently, the Company decided to retain its Moldflow Plastics Xpert (“MPX”) product line and its related assets, which had been included in the amounts previously reported as discontinued operations. Ultimately, as the product line was software-focused and more closely aligned with the Company’s Design Analysis Solutions business, the Company opted to retain the software assets of the MPX product line, including the rights to software maintenance contract renewals and thus, all associated assets, liabilities, revenues and expenses are excluded from the Purchased Assets and reported as part of the Company’s continuing operations.

Moldflow Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(In thousands)
As of March 31, 2007

	As reported	Pro Forma Adjustments	Notes	Pro Forma As Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$54,143	$5,535	1	$59,678
Marketable securities	11,092	—		11,092
Accounts receivable, net	12,769	313	2	13,082
Prepaid expenses	6,543	—		6,543
Other current assets	3,040	86	3	3,126
Current portion of assets held for sale	5,617	(5,617)	4	—

Total current assets	93,204	317		93,521
Fixed assets, net	3,005	46	5	3,051
Goodwill	6,465	—		6,465
Other assets (including restricted cash)	1,888	929	6,7	2,817
Assets held for sale, net of current portion	3,826	(3,826)	8	—

Total assets	$108,388	$(2,534)		$105,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$616	$—		$616
Accrued expenses	11,065	236	9, 10	11,301
Deferred revenue	13,192	(185)	11	13,007
Current portion of liabilities held for sale	1,990	(1,990)	12	—

Total current liabilities	26,863	(1,939)		24,924
Deferred revenue	1,556	—		1,556
Other long-term liabilities	307	—		307
Liabilities held for sale, net of current portion	453	(453)	13	—

Total liabilities	29,179	(2,392)		26,787

Stockholders’ equity:
Common stock	118	—		118
Treasury stock, at cost	(8,018)	—		(8,018)
Additional paid-in capital	79,436	817	14	80,253
Retained earnings	1,936	(64)	15	977
		(895)	16
Accumulated other comprehensive income	5,737	—		5,737

Total stockholders’ equity	79,209	(142)		79,067

Total liabilities and stockholders’ equity	$108,388	$(2,534)		$105,854

The accompanying notes to these unaudited pro forma condensed consolidated financial statements are an integral part of these financial statements

Balance Sheet Account	Note	Adjustment	Amount
			( in thousands)
Cash and cash equivalents	1	Reflects cash proceeds received at closing of $6.0 million, less $465,000 in estimated closing costs paid at the time of closing. Total closing costs for the transaction are estimated to be $587,000 of which $60,000 were already paid and $62,000 were included as accrued expenses as of March 31, 2007.	$5,535
Accounts receivable, net	2	Reflects the impact of the Company’s decision to retain its Moldflow Plastics Xpert (“MPX”) product line and other revisions in assets previously reported as held for sale as of March 31, 2007.	313
Other current assets	3	Results from a revision in the amount previously reported as held for sale as of March 31, 2007.	86
Current portion of assets held for sale	4	Reflects the elimination of amounts previously reported as held for sale as of March 31, 2007.	(5,617)
Fixed assets, net	5	Reflects the impact of the Company’s decision to retain its MPX product line.	46
Other assets	6	Results from a revision in the amount previously reported as held for sale as of March 31, 2007.	(71)
Other assets	7	Reflects $1.0 million of the purchase price being held in escrow pursuant to the Purchase Agreement.	1,000

Assets held for sale, net of current portion	8	Reflects the elimination of amounts previously reported as held for sale as of March 31, 2007.	(3,826)

Accrued expenses	9	Reflects the impact of the Company’s decision to retain its MPX product line and other accrued transaction costs.	158
Accrued expenses	10	Reflects accrued tax expense related to sale of the Purchased Assets.	78

Deferred revenue	11	Results from a revision in the amount previously reported as held for sale as of March 31, 2007.	(185)
Current portion of liabilities held for sale	12	Reflects the elimination of amounts previously reported as held for sale as of March 31, 2007.	(1,990)
Liabilities held for sale, net of current portion	13	Reflects the elimination of amounts previously reported as held for sale as of March 31, 2007.	(453)
Additional paid in capital	14	Reflects the use of Additional Paid-in-Capital Net Operating Losses (“APIC NOLs”) to offset the pre-tax taxable gain on the sale of the Purchased Assets. APIC NOLs are recorded in additional paid-in-capital on the balance sheet for GAAP purposes and have the effect of reducing income taxes payable.	817
Retained earnings	15	Pro-Forma adjustment reflects the pretax loss on the sale of the MS division. The pre-tax loss was calculated using cash received of $6.5 million less net assets of $6.5 million.	(64)
Retained earnings	16	For tax purposes, the sale of Purchased Assets would generate an estimated $2.8 million of taxable income, resulting in $895,000 of tax expense at an average tax rate of 32%. The tax rate represents an estimated blended statutory rate for the jurisdictions most significantly involved in the sale of the MS division.	(895)

Moldflow Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In thousands, except share data)
For the nine months ended March 31, 2007

		Pro Forma		Pro Forma
	As Reported	Adjustments	Notes	As Adjusted
Revenue:
Product	$20,324	$522	1	$20,846
Services	19,984	—		19,984

Total revenue	40,308	522		40,830

Costs and operating expenses:
Cost of product revenue	1,094	—		1,094
Cost of services revenue	3,360	—		3,360
Research and development	5,576	259	2	5,835
Selling and marketing	14,432	329	3	14,761
General and administrative	10,468	—		10,468

Total costs and operating expenses	34,930	588		35,518

Income (loss) from continuing operations	5,378	(66)		5,312
Interest income, net	2,357	—		2,357
Other income, net	15	—		15

Income (loss) from continuing operations before income taxes	7,750	(66)		7,684
Provision for income taxes	1,112	—		1,112

Net income (loss) from continuing operations	$6,638	$(66)	4	$6,572

Basic net income per common share from continuing operations	$0.59			$0.59
Diluted net income per common share from continuing operations	$0.57			$0.56

Shares used in computing net income per common share from continuing operations
Basic	11,181			11,181
Diluted	11,668			11,668
The accompanying notes to these unaudited pro forma condensed consolidated financial statements are an integral part of these financial statements

Statement of Operations Account	Note	Adjustment	Amount (in thousands)

Product revenue	1	Reflects MPX revenue retained by the Company.	$522
Research and development	2	Reflects research and development expenses related to the MPX product line.	259
Selling and marketing	3	Reflects selling and marketing expenses related to the MPX product line.	329
General note	4	In accordance with the provisions of Rule 11-02(b)(5) of Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated Statement of Operations only presents financial information of the continuing operations of the Company, net of taxes. As a result, these financial statements do not reflect any gain or loss on the sale of the MS division.	—

Moldflow Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(In thousands, except share data)
For the year ended June 30, 2006

		Pro Forma		Pro Forma
	As Reported	Adjustments	Notes	As Adjusted
Revenue:
Product	$38,215	$(13,781)	1	$24,434
Services	27,343	(2,821)	2	24,522

Total revenue	65,558	(16,602)		48,956

Costs and operating expenses:
Cost of product revenue	10,066	(8,555)	3	1,511
Cost of services revenue	6,841	(2,535)	4	4,306
Research and development	9,568	(2,176)	5	7,392
Selling and marketing	23,305	(5,608)	6	17,697
General and administrative	12,733	(840)	7	11,893
Restructuring charges	2,666	(1,419)	8	1,247
Amortization of acquired intangible assets	196	(196)	9	—

Total costs and operating expenses	65,375	(21,329)		44,046

Income from continuing operations	183	4,727		4,910
Interest income	2,582	—		2,582
Interest Expense	(11)	—		(11)
Other income (loss), net	162	—		162

Income from continuing operations before income taxes	2,916	4,727		7,643
Provision for (benefit from) income taxes	1,915	(424)	10	1,491

Net income from continuing operations	$1,001	$5,151	11	$6,152

Basic net income per common share from continuing operations	$0.09			$0.55
Diluted net Income per common share from continuing operations	$0.08			$0.52

Shares used in computing net income per common share from continuing operations
Basic	11,114			11,114
Diluted	11,817			11,817
The accompanying notes to these unaudited pro forma condensed consolidated financial statements are an integral part of these financial statements

			Amount
Statement of Operations Account	Note	Adjustment	(in thousands)
Product revenue	1	Reflects $14.2 million of historical product revenue related to the MS division, net of $474,000 in MPX product revenue, which will be retained by the Company.	$(13,781)
Services revenue	2	Reflects $2.8 million of historical services revenue, related to the MS division.	(2,821)
Cost of product revenue	3	Reflects $8.6 million of historical cost of product revenue, related to the MS division.	(8,555)
Cost of services revenue	4	Reflects $2.5 million of historical cost of services revenue, related to the MS division.	(2,535)
Research and development	5	Reflects $2.3 million of historical research and development expenses related to the MS division, net of $81,000 of expenses related to MPX, which will be retained by the Company.	(2,176)
Selling and marketing	6	Reflects $6.0 million of historical selling and marketing expenses related to the MS division, net of $349,000 of expenses related to MPX, which will be retained by the Company.	(5,608)
General and administrative	7	Reflects $840,000 of historical general and administrative expenses related to the MS division.	(840)
Restructuring charges	8	Reflects $1.4 million of historical restructuring charges related to the MS division.	(1,419)
Amortization of acquired intangible assets	9	Reflects $196,000 of historical amortization of acquired intangible assets related to the MS division.	(196)
Provision for (benefit from) income taxes	10	Reflects $424,000 of the historical tax provision related to the MS division.	(424)
General note	11	In accordance with the provisions of Rule 11-02(b)(5) of Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated Statement of Operations only presents financial information of the continuing operations of the Company, net of taxes. As a result, these financial statements do not reflect any gain or loss on the sale of the MS division.	—